UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 30, 2007

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2007, National Western Life Insurance Company (the “Company”) entered into a Contract Termination Agreement (“Termination Agreement”) effective March 30, 2007, with Life Systems, Incorporated, Bob Willingham, and Gale Hasselmeier (collectively “LSI”) in connection with a prior agreement for software development services.

The Company had previously entered into a Consulting and Software Development Agreement with LSI on February 28, 2002 under which LSI was to provide services associated with the development of a proprietary policy administration system for the Company. As of March 30, 2007, the Company had paid LSI approximately $8.1 million pertaining to services rendered under this agreement. Under the terms of the Termination Agreement, the Company will pay $250,000 to LSI and execute a license agreement conveying to LSI a limited “as is” license to develop, use and sublicense the policy administration system existing as of the date of termination. In exchange, the Company retains all ownership and rights to the policy administration system, and future development thereof, and acquires employment rights with respect to LSI’s staff.

The Termination Agreement includes non-solicitation, confidentiality, representations and warranties, and a general release. A copy of the Termination Agreement is attached hereto as Exhibit 10(bm) and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to the Termination Agreement, the Consulting and Software Development Agreement dated February 28, 2002 was terminated effective March 30, 2007. The disclosure contained under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

( d ) Exhibits

Exhibit
Number	Description

10(bm)	Life Systems, Incorporated Termination Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: April 5, 2007	By:	/S/Brian M. Pribyl
Brian M. Pribyl
Senior Vice President
Chief Financial & Administrative Officer
and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10(bm)	Life Systems, Incorporated Termination Agreement